Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-281564, 333-275191 and 333-229860 on Form S-8 of our reports dated March 27, 2026, relating to the consolidated financial statements of ASE Technology Holding Co., Ltd. and its subsidiaries (the “Group”) the effectiveness of the Group’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

April 1, 2026